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        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Allegiant Bancorp, Inc.
St. Louis, Missouri

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Stock Incentive Plan of Allegiant Bancorp, Inc. (the Company) of our report dated January 19, 2000, with respect to the consolidated financial statements of the Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999 included therein, filed with the Securities and Exchange Commission.

St. Louis, Missouri                    /s/ Ernst & Young, LLP
July 19, 2000